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The Universal Institutional Funds Inc.
Rule 10f-3 Transactions (Purchase of Securities by From an
Underwriting Syndicate in which an Affiliate is a Member) (1)
January 1, 2001 - April 30, 2001
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                                                                                                AMT OF
                                           TRADE    PRICE      AMT      PURCH                   OFFER
UNDERWRITING             PORT(s)           DATE     P/S (2)    PURCH    FROM                    (000)

Republic of Brazil       Emerg Mkts Debt            98.895     950      Bear Stearns

Adelphia Comm. Corp.     Mid Cap Value     1/18/01  44.000     259,600  Montgomery              $17,000

                                                               259,600

Exodus Comm., Inc.       Mid Cap Growth    2/5/01   18.500     28,800   Cowen & Co              $13,000

                                                               28,800

KPMG Consulting Inc.     Equity Growth     2/7/01   18.000     6,100    Lehman Brothers         $112,482
                         Mid Cap Value              18.000     194,400  Goldman Sachs
                         Technology                 18.000     2,000    Bear Stearns

                                                               257,700

Riverstone Betworks Inc. Equity Growth     2/15/01  12.000     200      Salomon Smith Barney    $10,000
                         Technology                 12.000     50       JP Morgan Securities

                                                               250


Triton PCS Holdings, Inc.Mid Cap Value     2/22/01  32.000     352,000  ABN Amro                $6,000

                                                               352,000

Duke Energy Corp.        Mid Cap Value     3/13/01  38.980     818,580  Merrill Lynch           $25,000

                                                               818,580

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted

Morgan Stanley Invesment Management Advised Funds
Rule 10f-3 Transactions (Purchase of Securities by From an
Underwriting Syndicate in which an Affiliate is a Member) (1)
May 1, 2001 - June 30, 2001


                                                                                                AMT OF
                         PARTICIPATING     TRADE    PRICE      AMT      PURCH                   OFFER
UNDERWRITING             PORT(s)           DATE     P/S (2)    PURCH    FROM                    (000)


Peabody Energy Corp./BTU Equity Growth     5/21/01  28.00      4,600    Warburg Dillon Read     $15,000
                         Technology                 28.00      1,500    Warburg Dillon Read

                                                               6,100


Inditex                  International Mag 5/22/01  EUR 14.70  2,300    Salomon Smith Barney    $141,431


                                                               2,300


Willis Group Holdings    Equity Growth     6/11/01  13.50      4,000    Warburg Dillon Read     $20,000
                         Technology                 13.50      1,200    Warburg Dillon Read

                                                               5,200


Embraer Aircraft         Emerging Mkts     6/12/01  38.90      8,900    Merrill Lynch , CS 1st B$14,837

                                                               8,900


Kraft Foods              Equity Growth     6/12/01  31.00      39,900   Deutsche Bank, New York $280,000
                         Technology                 31.00      11,400   Utendahl Cap Partners LP

                                                               51,300


Odyssey Re Holdings      Equity Growth     6/13/01  18.00      6,100    Bear Stearns, New York  $17,143
                         Technology                 18.00      1,700    CIBC World Markets

                                                               7,800


Tellium Inc.             Equity Growth     6/17/01  15.00      300      Dain Bosworth, Inc.     $9,000
                         Technology                 15.00      100      Dain Bosworth, Inc.

                                                               400


Statoil                  Global Value Equit6/18/01  69.00      36,100   Warburg Dillon Read     $383,177
                         International Mag          69.00      11,700   Warburg Dillon Read

                                                               47,800


Korea Telecom ADR        Emerg Mkts Debt   6/27/01  20.200     67,900   UBS Warburg             $111,004

                                                               67,900

Arab Republic of Egypt   Emerg Mkts Debt            99.881     1,600,000Merrill Lynch           $1,000,000

                                                               1,600,000

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
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